UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed, the Board of Directors and a majority of the shareholders of Kingold Jewelry, Inc. (the “Registrant” or “Company”), approved on September 26, 2019 and October 7, 2019, respectively, a 1-for-6 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”).

Reason for the Reverse Stock Split

The Reverse Stock Split was effected solely to enable the Company to expeditiously meet the NASDAQ continued listing standards relating to the minimum bid price (which the Company was previously advised it was in non-compliance with) and to reduce the risk of the Company being automatically delisted from the NASDAQ Capital Market due to the closing bid price of its common stock falling below $1.00 per share for 30 consecutive business days, which typically triggers the NASDAQ to begin delisting procedures regarding a listed company’s securities.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective on October 21, 2019, and will be reflected with the NASDAQ Capital Market and in the marketplace at the open of business on October 22, 2019 (the “Effective Date”), whereupon the shares of common stock begin trading on a split-adjusted basis. In connection with the Reverse Stock Split, the Company’s shares of common stock continue to trade on the NASDAQ Capital Market under the symbol “KGJI” but trade under a new CUSIP Number, 49579A 303.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each shareholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Reverse Stock Split, divided by (ii) 6.

No fractional shares were issued, and no cash or other consideration has been paid. Instead, the Company has issued one whole share of the post-Reverse Stock Split common stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting shareholder.

Issuer Direct Corporation

Glenwood Ave. Suite 1001
Raleigh, N.C. 27603

Tel: +1.919.481.4000

Fax: +1.919.481.6222

Please contact Issuer Direct for further information, related costs and procedures before sending any certificates.

State Filing. The Reverse Stock Split was effected by the Company filing a Certificate of Amendment (the “Certificate”) pursuant to the Delaware General Corporation Law with the Secretary of State of the State of Delaware on October 21, 2019. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Capitalization. As of October 21, 2019 (immediately prior to the Effective Date), there were 66,113,502 shares of common stock outstanding. As a result of the Reverse Stock Split, there are approximately 11,018,917 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 6 and multiplying the exercise or conversion price thereof by 6, as a result of the Reverse Stock Split.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 8.01.	Other Information.

On October 21, 2019, the Company issued a press release announcing the effectiveness of the 1-for-6 reverse stock split of the Company’s issued, outstanding and authorized common stock. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1*	Certificate of Amendment as filed by Kingold Jewelry, Inc. with the Secretary of State of the State of Delaware on October 21, 2019
99.1**	Press Release Dated October 21, 2019

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

	By:	/s/ Bin Liu
	Name:	Bin Liu
	Title:	Chief Financial Officer
Date: October 21, 2019